As filed with the Securities and Exchange Commission on September 19, 1997

                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------



                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                            -------------------------


                                  SYNETIC, INC.
             (Exact name of Registrant as specified in its charter)

Delaware                                                        22-2975182
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                                 669 River Drive
                       Elmwood Park, New Jersey 07407-1361
                    (Address of Principal Executive Offices)


                  SYNETIC, INC. 1996 CLASS C STOCK OPTION PLAN
                  SYNETIC, INC. 1997 CLASS D STOCK OPTION PLAN
           SYNETIC, INC. 1991 SPECIAL NON-QUALIFIED STOCK OPTION PLAN

                            (Full title of the plan)
                            -------------------------


                              CHARLES E. MELE, ESQ.
                        Vice President - General Counsel
                                  Synetic, Inc.
                                 669 River Drive
                       Elmwood Park, New Jersey 07407-1361
                     (Name and address of agent for service)

                                 (201) 703-3400
          (Telephone number, including area code, of agent for service)

                            -------------------------






                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
    Title of                       Amount           Proposed Maximum       Proposed Maximum        Amount of
Securities to be                    to be          Offering Price Per         Aggregate          Registration
   Registered                    Registered              Share              Offering Price            Fee
---------------------------------------------------------------------------------------------------------------


Common Stock                         (1)                   (1)
par value $.01 per share        77,000 Shares          $ 23.25               $  1,790,250          $   543
                                23,400 Shares          $ 24.50               $    573,300          $   174
                                47,250 Shares          $ 31.25               $  1,476,563          $   448
                               495,000 Shares          $ 32.25               $ 15,963,750          $ 4,838
                                5,000 Shares           $ 32.75               $    163,750          $    50
                                3,000 Shares           $ 33.25               $     99,750          $    31
                               225,000 Shares          $ 35.50               $  7,987,500          $ 2,421
                               385,000 Shares          $ 36.50               $ 14,052,500          $ 4,259
                               175,000 Shares          $ 46.88               $  8,204,000          $ 2,487
                               818,182 Shares          $ 47.50               $ 38,863,645          $11,777
                               480,000 Shares          $ 52.56               $ 25,228,800          $ 7,646
                                     (2)                    (2)
                                31,818 Shares          $ 40.19               $  1,278,766          $   388
                             -------------------------------------------------------------------------------
Total                        2,765,650 Shares                                $115,682,574          $35,062
============================================================================================================

(1) Pursuant to Rule 457(h), offering prices for 2,733,832 shares of Common Stock are based on the per share option exercise price.

(2) Pursuant to Rule 457(c) and Rule 457(h), offering prices are based on $40.19 per share for 31,818 shares based on the average of the high and low prices of Common Stock on the Nasdaq consolidated reporting system on September 15, 1997, and is estimated solely for the purpose of calculating the registration fee.


                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

















--------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (hereinafter, the "Securities Act"), and the "Note" to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated as of their respective dates in this Registration Statement by reference:

                  (i) the annual report on Form 10-K for Synetic, Inc., a Delaware corporation (the "Registrant"), for the fiscal year ending June 30, 1996;

                  (ii) the Registrant's quarterly report on Form 10-Q for the period ended March 31, 1997; and

                  (iii) the description of the common stock, par value $0.01 per share, contained in the Registrant's Registration Statement on Form S-1 (File No. 33-43577) filed with the Commission on November 1, 1991 for registration of common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents.

Item 4.           Description of Securities.

         Not applicable.

Item 5.           Interests of Named Experts and Counsel.

         Not applicable.

Item 6.           Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in summary, that directors and officers of Delaware corporations such as the Registrant are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Any such indemnification may be made by the company only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Article Eleven of the Registrant's Certificate of Incorporation and Section 6.5 of the Registrant's By-Laws entitles officers, directors and controlling persons of the Registrant to indemnification to the full extent permitted by Section 145 of the DGCL, as the same may be supplemented or amended from time to time.

         Article Thirteen of the Registrant's Certificate of Incorporation provides that no director shall have any personal liability to the Registrant or its stockholders for any monetary damages for breach of fiduciary duty as a director, provided that such provision does not limit or eliminate the liability of any director (i) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (involving certain unlawful dividends or stock repurchase) or (iv) for any transaction from which such director derived an improper personal benefit. Amendment to such article does not affect the liability of any director for any act or omission occurring prior to the effective time of such amendment.

         Reference is made to Section 7 of the form of Standby Agreement to be included as Exhibit 1.1 hereto, which provides certain indemnification rights to the directors and officers of the Registrant with respect to information by or on behalf of the Purchasers for use in this Registration Statement.

         Reference is made to the Form of Indemnification Agreement between the Registrant and its directors and officers filed as Exhibit 10.6 to this Registration Statement pursuant to which the registrant has agreed to indemnify such directors and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time.

Item 7.           Exemption from Registration Claimed.

         Not applicable.

Item 8.           Exhibits

                  See Exhibit Index on page 8.

Item 9.           Undertakings.

                  (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requiremetns for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elmwood Park, in the State of New Jersey, on the 19th day of September, 1997.


                                  SYNETIC, INC.



                                           By:  /s/ Anthony Vuolo
                                               ---------------------------------
                                                Name:  Anthony Vuolo
                                                Title: Vice President-Finance
                                                         Chief Financial Officer


                                POWER OF ATTORNEY


         Each of the undersigned whose signature appears below hereby constitutes and appoints Charles A. Mele his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any and all related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the indicated capacities on September 19, 1997.


         Signature                               Title
         ---------                               -----


/s/ Martin J. Wygod                     Chairman of the Board
--------------------------------
(Martin J. Wygod)


/s/ James V. Manning                    President and Chief Executive Officer
--------------------------------
(James V. Manning)

                                        Vice President - Finance and
/s/ Anthony Vuolo                       Chief Financial Officer
--------------------------------
(Anthony Vuolo)


/s/ Thomas R. Ferguson                  Director
--------------------------------
Thomas R. Ferguson)


/s/ Mervyn L. Goldstein                 Director
--------------------------------
(Mervyn L. Goldstein)


/s/ Ray E. Hannah                       Director
--------------------------------
(Ray E. Hannah)


/s/ Roger H. Licht                      Director
--------------------------------
(Roger H. Licht)


/s/ Charles A. Mele                     Director
--------------------------------
(Charles A. Mele)


/s/ Herman Sarkowsky                    Director
--------------------------------
(Herman Sarkowsky)


/s/ Paul C. Suthern                     Director
--------------------------------
(Paul C. Suthern)


/s/ Albert M. Weis                      Director
--------------------------------
(Albert M. Weis)

                                  Exhibit Index

Exhibit No.                                 Description of Document


        The following exhibits are filed as part of this Registration Statement:


Exhibit No.                      Description of Document

4.1             Synetic, Inc. 1996 Class C Stock Option Plan.

4.2             Synetic, Inc. 1997 Class D Stock Option Plan.

4.3             Synetic, Inc. 1991 Special Non-Qualified Stock Option Plan

5 Opinion of Shearman & Sterling, counsel to the Registrant as to the legality of the securities registered hereby.

23.1            Consent of Arthur Andersen & Co.

23.2            Consent of Kegler, Brown, Hill & Ritter, Co., L.P.A.

23.3            Consent of Shearman & Sterling (included in
                Exhibit 5).

24              Powers of Attorney (included on signature page).